AMENDED AND RESTATED
CLASS B STOCK PURCHASE AGREEMENT

Between

Newpoint Financial Corp

and

Citadel Risk Holdings, Inc.

Date: August 20, 2021
Amended and Restated as of October 4, 2021

THIS CLASS B STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of August 20, 2021, between Citadel Risk Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware, registered at 1011 Route 22, Suite 102, Bridgewater, NJ 08807 (the "Company"), and Newpoint Financial Corp, a corporation organized and existing under the laws of the State of Delaware, registered at 100 Pearl Street, #265, Hartford, CT 06103 (the "Purchaser").

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchaser and the Purchaser desires to acquire from the Company Ten million (10,000,000) shares of the Company's Class B Stock, (the "Class B Stock"), with a Stated Value of one dollar ($1.00) per share, for a total purchase price of ten million dollars ($10,000,000.00).

IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser (together the "Parties") agree as follows:

SECTION I

CERTAIN DEFINITIONS

1.1 Certain Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

"Affiliate" means, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

"Agreement" shall have the meaning set forth in the introductory paragraph of this Agreement.

"Certificate of Amendment" means the Amendment of the Company's Certificate of Incorporation that authorizes the Class B Stock annexed as **Exhibit A** hereto.

"Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government actions to close.

"Change of Control" means the acquisition, directly or indirectly, by any Person of ownership of, or the power to direct the exercise of voting power with respect to, a majority of the issued and outstanding voting securities of the Company.

"Closing" shall have the meaning set forth in Section 2.2(a).

"Closing Date" shall have the meaning set forth in Section 2.2(a).

"Common Stock" means shares now or hereafter authorized of the Class A common stock, one dollar ($1.00) par value, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

"Company" shall have the meaning set forth in the introductory paragraph.

"Control Person" shall have the meaning set forth in Section 4.7 (a) hereof.

"Conversion Date" shall have the meaning set forth in the Certificate of Amendment.

"Conversion Price" shall have the meaning set forth in the Certificate of Amendment.

"Default" means any event or condition which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

"Disclosure Documents" means the documents and materials set forth on **Schedule 1.1** hereto provided to the Purchaser and/or its representatives in connection with the Company and this offering.

"Event of Default" shall have the meaning set forth in Section 5.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Indemnified Party" shall have the meaning set forth in Section 4.7(b) hereof.

"Indemnifying Party" shall have the meaning set forth in Section 4.7(b) hereof.
"Losses" shall have the meaning set forth in Section 4.7(a) hereof.

"Material" shall mean having a financial consequence in excess of $25,000.

"Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

"Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

TW [initials]

"Purchase Price" shall have the meaning set forth in Section 2.1(b).

"Purchaser" shall have the meaning set forth in the introductory paragraph.

"Redemption Price" shall mean an amount equal to the Stated Value of the Shares outstanding that are subject to redemption.

"Reporting Issuer" means a company that is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

"Required Approvals" shall have the meaning set forth in Section 3.1(f).

"SEC" means the Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended.

"Class B Stock" shall have the meaning set forth in the recital.

"Shares" shall have the meaning set forth in Section 2.1(a).

"Stated Value" means the sum of One Dollar ($1.00) per Share or Ten Million Dollars ($10,000,000.00) for all of the Shares.

"Transaction Documents" means this Agreement and all exhibits and schedules hereto and all other documents, instruments and writings required pursuant to this Agreement.

SECTION II

PURCHASE AND SALE OF SHARES

2.1 Purchase and Sale; Purchase Price.

(a) Subject to the terms and conditions set forth herein, the Company shall issue and sell and the Purchaser shall purchase 10,000,000 shares of the Company's Class B Stock (the "Shares"). The Shares shall have the respective rights, preferences and privileges as set forth in the Certificate of Amendment to be filed by the Company with the Division of Corporations in the Delaware Department of State prior to the Closing Date and/or a date to be agreed.

(b) The purchase price for each Share shall be One Dollar ($1.00) (the "Per Share Consideration"). The Per Share Consideration multiplied by the number of Shares to be purchased by the Purchaser is referred to as the "Purchase Price."

(c) Consideration for the Purchase Price of the Shares shall be Demand Promissory Notes in the original aggregate principal amount of $10,000,000. The Demand Promissory Notes shall be accompanied by a Security Agreement and any other agreements or undertakings which in the sole opinion of the Company permit perfection of a security interest in the underlying collateral. A form of the Demand Promissory Notes and Security Agreement are attached hereto as **Exhibit B** hereto.

2.2 Execution and Delivery of Documents; The Closing.

(a) The Closing of the purchase and sale of the Shares (the "Closing") shall take place simultaneously with the execution and delivery of this Agreement (the "Closing Date") or at a later time agreed by the Parties.

(i) The Company shall execute and deliver to the Purchaser the certificates representing the Shares, which Shares shall have the respective rights, preferences and privileges as set forth in the Certificate of Amendment annexed as **Exhibit A** hereto.

SECTION III

REPRESENTATIONS AND WARRANTIES

3.1 Representations, Warranties and Agreements of the Company. The Company hereby makes the following representations and warranties to the Purchaser as of the date of this Agreement, all of which shall survive the Closing:

(a) Organization and Qualification. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have a material adverse effect on the results of operations, assets, prospects, or financial condition of the Company taken as a whole (a "Material Adverse Effect").

(b) Authorization, Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated hereby and by each other Transaction Document and to otherwise carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby has been or will be before Closing duly authorized by all necessary action on the part of the Company. This Agreement and each of the other Transaction Documents has been or will be duly executed by the Company and when delivered in accordance with the terms hereof or thereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

(c) Capitalization. The authorized, issued and outstanding capital stock of the Company is set forth on **Schedule 3.1(c)**. No shares of the Class B Stock have been issued as of the date hereof. No shares of Class A Common Stock or any other class of the Company's securities are entitled to preemptive or similar rights, nor is any holder of the Class A Common Stock entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of this Agreement.

(d) Issuance of Securities. At the time of Closing, the Shares will be duly and validly authorized for issuance, offer and sale pursuant to this Agreement and, when issued and delivered as provided hereunder against payment in accordance with the terms hereof, shall be valid and binding obligations of the Company enforceable in accordance with their respective terms.

(e) No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of its Certificate of Incorporation or bylaws (each as amended through the date hereof) or (ii) be subject to obtaining any consents except those referred to in Section 3.1(f), conflict with, or constitute a default (or an event which with notice or lapse of time or both would

become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or its Subsidiaries is subject (including, but not limited to, those of other countries and the federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except in the case of clauses (ii) or (iii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority, the result of which would, individually or in the aggregate, have a Material Adverse Effect.

(f) Consents and Approvals. Except as specifically set forth in **Schedule 3.1(f)**, neither the Company nor any subsidiary is required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person, in connection with the execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents, except for the filing of the Certificate of Amendment, which filing will be made with the Division of Corporations in the Department of State of the State of Delaware (together with the consents, waivers, authorizations, orders, notices and filings referred to in **Schedule 3.1(f)**, the "Required Approvals").

(g) Litigation; Proceedings. Except as specifically disclosed in **Schedule 3.1(g)**, there is no action, suit, notice of violation, proceeding or investigation pending or, to the best knowledge of the Company, threatened against or affecting the Company or its their respective properties before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which (i) relates to or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares, (ii) could, individually or in the aggregate, have a Material Adverse Effect or (iii) could, individually or in the aggregate, materially impair the ability of the Company to perform fully on a timely basis its obligations under the Transaction Documents.

(h) No Default or Violation. Except as set forth in **Schedule 3.1(h)** hereto, the Company is not (i) in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, except such conflicts or defaults as do not have a Material Adverse Effect, (ii) in violation of any order of any court, arbitrator or governmental body, except for such violations as do not have a Material Adverse Effect, or (iii) in violation of any statute, rule or regulation of any governmental authority which could (individually or in the aggregate) (x) adversely affect the legality, validity or enforceability of this Agreement, (y) have a Material Adverse Effect, or (z) adversely impair the Company's ability or obligation to perform fully on a timely basis its obligations under this Agreement.

(i) Disclosure Documents. The Disclosure Documents are accurate in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(j) Non-Registered Offering. Neither the Company nor any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of the Securities under the Securities Act) which might subject the offering, issuance or sale of the Shares to the registration requirements of Section 5 of the Securities Act.

3.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows:

(a) Authority. The Purchaser has the requisite power and authority to enter into and to consummate the transactions contemplated hereby and by the other Transaction Documents and to otherwise carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and, before Closing, the acquisition of the Shares by the Purchaser (i) have been or will be duly authorized by all necessary action on the part of the Purchaser, and (ii) in cases where Purchaser is not an individual, such execution, delivery and acquisition will not violate the provisions of the organizational documents of Purchaser or any agreement, obligation, law, rule,

regulation or order to which Purchaser is a party or by which it is bound. This Agreement has been duly executed and delivered by the Purchaser and constitutes the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to, or affecting generally the enforcement of, creditors rights and remedies or by other general principles of equity.

(b) Investment Intent. The Purchaser (i) is acquiring the Shares to be purchased hereunder, and will acquire the Shares for its own account for investment purposes only and not with a view to or for distributing or reselling such Shares, or any part thereof or interest therein, without prejudice, however, to such Purchaser's right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Shares pursuant to a registration under federal and applicable state securities laws, or an exemption therefrom based on an opinion of legal counsel acceptable to the Company that an exemption is available; and (ii) has not attempted to sell or offered for sale any of the Shares. The Purchaser is not purchasing the Shares with the funds of any other Person nor acting as an underwriter or a conduit for the sale of the Shares to the public or to others. The Purchaser is not a member of the National Association of Securities Dealers, Inc. ("NASD") and for a period of 12 months prior to the date of this Agreement, has not been affiliated or associated with any company, firm, or other entity that is a member of the NASD.

(c) Experience of Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of an investment in the Shares to be acquired by Purchaser hereunder, and has obtained, in its own judgment, sufficient information from the Company to evaluate such merits and risks.

(d) Ability of Purchaser to Bear Risk of Investment. The Purchaser understands that there is no assurance as to the viability or future performance of the Company. The Purchaser recognizes that an investment in the Shares is speculative and involves a high degree of risk including, but not limited to, the risk of economic losses from operations of the Company and the potential loss of investment. The Purchaser understands that no market for the Shares exists and none may develop in the future. The Purchaser is able to bear the economic risk of an investment in the Shares to be acquired by him or her hereunder and, at the pre-sent time, is able to afford a complete loss of such investment.

(e) Access to Information. The Purchaser acknowledges that he has been afforded (i) the opportunity to ask such questions as the Purchaser has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the Shares offered hereunder; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable Purchaser to evaluate an investment in the Shares; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information that Purchaser has received about the Company. The Purchaser represents that all of its questions concerning the Company and the Shares have been answered to its full satisfaction.

(f) Investment Decision. Except for the Disclosure Documents, the Purchaser has not received or relied on any representation or warranty from the Company or any of its officers, directors, employees, agents, attorneys or other representatives in respect of the Purchaser's investment in the Shares, and has relied upon its own investigation in evaluating the risks and merits of making a decision to purchase the Shares. The Purchaser has had the opportunity to discuss the consequences of his investment decision with his legal and tax advisors. Without limiting the generality of the foregoing, and notwithstanding any other representation or warranty made by the Company, Purchaser acknowledges that the Company has not made any representation or warranty with respect to any projections, estimates, or budgets of future revenues, expenses, or expenditures or future results of operations.

(g) Transferability of Shares. The Purchaser acknowledges that the transferability of the Shares is severely limited and that the Purchaser must continue to bear the economic risk of this investment for an indefinite period as the Shares have not been registered under the Securities Act of 1933, as amended, or any state securities law in reliance on an exemption therefrom for transactions not involving a public offering and, therefore,

cannot be offered or sold without an effective registration statement for such Shares under the Securities Act of 1933, as amended, and applicable state securities laws or an opinion of counsel acceptable to the Companythat registration is not required under the Securities Act of 1933, as amended, and applicable state securities laws. Further, the Purchaser acknowledges that the Purchaser has no right to compel registration and the Company has no intention of registering the Securities or to take the action required to make Rule 144 under the Securities Act of 1933, as amended, available for resale of the Shares.

(h) Legend on Shares. The Purchaser acknowledges that a restrictive legend will be placed on the certificate for the Shares, substantially in the following form:

"The shares represented by this certificate have not been registered under the federal Securities Act of 1933, as amended, or the securities law of any state. These shares may not be sold or offered for sale unless they have first been so registered or unless the Company receives a written opinion from legal counsel acceptable to the Company that such registration is not required."

(i) Reliance. The Purchaser understands and acknowledges that (i) the Shares being offered and sold to the Purchaser hereunder are being offered and sold without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act or under Rule 506 of Regulation D of the Securities Act and without registration under the securities laws of any states, and (ii) the availability of such exemption depends in part on, and that the Company will rely upon the accuracy and truthfulness of, the representations made by the Purchaser in this Agreement as well as any additional information that the Purchaser has furnished regarding its own financial position, business experience or any matters, and the Purchaser hereby consents to such reliance.

The Company acknowledges and agrees that the Purchaser makes no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

SECTION IV

OTHER AGREEMENTS OF THE PARTIES

4.1 Manner of Offering. The Shares are being issued pursuant to the Securities Act or Rule 506 of Regulation D of the Securities Act.

4.2 Notice of Certain Events. The Company shall, on a continuing basis prior to Closing, advise the Purchaser promptly after obtaining knowledge of, and, if requested by the Purchaser, confirm such advice in writing, of any event that makes any statement of a material fact made by the Company in Section 3.1 or in the Disclosure Documents untrue or that requires the making of any additions to or changes in Section 3.1 or in the Disclosure Documents in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

4.3 Modification to Disclosure Documents. If any event shall occur prior to Closing as a result of which, in the reasonable judgment of the Company or the Purchaser, it becomes necessary or advisable to amend or supplement any of the Disclosure Documents in order to make the statements therein, in the light of the circumstances at the time such Disclosure Documents were delivered to the Purchaser, not misleading, or if it becomes necessary to amend or supplement any of the Disclosure Documents to comply with applicable law, the Company shall promptly prepare an appropriate amendment or supplement to each such document in form and substance reasonably satisfactory to both the Purchaser and Company so that, as so amended or supplemented, each such document will not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to the Purchaser, not misleading.

4.4 Blue Sky Laws. The Company shall cooperate with the Purchaser in connection with the exemption from registration of the Shares under the securities or Blue Sky laws of such jurisdictions as the Purchaser

may request; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation where it is not now so qualified. The Company agrees that it will execute all necessary documents to enable the Company to qualify for an exemption from registration of the Shares and sell the Shares to the Purchaser.

4.5 Integration. The Company shall not and shall use its best efforts to ensure that no Affiliate shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchaser.

4.6 Solicitation Materials. The Company shall not (i) distribute any offering materials in connection with the offering and sale of the Shares other than the Disclosure Documents and any amendments and supplements thereto prepared in compliance herewith or (ii) solicit any offer to buy or sell the Shares by means of any form of general solicitation or advertising.

4.7 Indemnification.

(a) Indemnification

(i) The Company shall, notwithstanding termination of this Agreement and without limitation as to time, indemnify and hold harmless the Purchaser and its officers, directors, agents, employees and affiliates, each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each such Person, a "Control Person") and the officers, directors, agents, employees and affiliates of each such Control Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of, or relating to, a breach or breaches of any representation, warranty, covenant or agreement by the Company under this Agreement or any other Transaction Document.

(ii) The Purchaser shall, notwithstanding termination of this Agreement and without limitation as to time, indemnify and hold harmless the Company, its officers, directors, agents and employees, each Control Person and the officers, directors, agents and employees of each Control Person, to the fullest extent permitted by application law, from and against any and all Losses, as incurred, arising out of, or relating to, a breach or breaches of any representation, warranty, covenant or agreement by the Purchaser under this Agreement or the other Transaction Documents.

(b) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of the claim against the Indemnified Party but

will retain the right to control the overall Proceedings out of which the claim arose and such counsel employed by the Indemnified Party shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All fees and expenses of the Indemnified Party to which the Indemnified Party is entitled hereunder (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party.

No right of indemnification under this Section shall be available as to a particular Indemnified Party if there is a non-appealable final judicial determination that such Losses arise solely out of the negligence or bad faith of such Indemnified Party in performing the obligations of such Indemnified Party under this Agreement or a breach by such Indemnified Party of its obligations under this Agreement.

(c) Non-Exclusivity. The indemnity and contribution agreements contained in this Section are in addition to any obligation or liability that the Indemnifying Party may have to the Indemnified Party.

4.8 No Violation of Applicable Law. Notwithstanding any provision of this Agreement to the contrary, if the redemption of the Shares otherwise required under this Agreement or the Certificate of Amendment, would be prohibited by the relevant provisions of Delaware law, such redemption shall be effected as soon as it is permitted under such law.

4.9 Redemption Restrictions. Notwithstanding any provision of this Agreement to the contrary, if any redemption of the Shares otherwise required under this Agreement or the Certificate of Amendment, would be prohibited in the absence of consent from any lender to the Company, or by the holders of any class of securities of the Company, the Company shall use its best efforts to obtain such consent as promptly as practicable after any such redemption is required. Nothing contained in this Section 4.9 shall be construed as a waiver by the Purchaser of any rights they may have by virtue of any breach of any representation or warranty of the Company herein as to the absence of any requirement to obtain any such consent.

4.10. Redemption Rights. The holders of the Shares may redeem them in whole or in part at the Redemption Price, provided, however, that any such redemption may only occur to the extent the holders of the Shares or their affiliates subscribe for and purchase at the time of a redemption Class A or other common shares issued by the Company for total consideration equal to or exceeding the amount paid for the redemption then made.

SECTION V

EVENT OF DEFAULT, LEGAL FEES AND DEFAULT INTEREST RATE

(a) In the event of an uncured Event of Default by any party hereunder, interest shall accrue on all unpaid amounts due the aggrieved party at the rate of ten percent (10%) per annum, compounded annually.

(b) Whenever the Company is obligated to purchase or redeem the Shares under any provision of this Agreement or the Certificate of Amendment, and the Redemption Price is not paid by the tenth (10th) day after the Redemption Price is due and payable, the Company shall thereafter pay interest on the unpaid portion of the Redemption Price at the rate of ten percent (10%) per annum, until the Redemption Price is paid in full.

(c) "Event of Default", wherever used herein, means the occurrence of any one of the following events:

(i) the Company or Purchaser shall fail to observe or perform any material covenant, agreement or warranty contained in the Certificate of Amendment, and such failure shall not have been remedied within ten (10) Business Days after the date on which written notice of such failure shall have been given by Purchaser;

(ii) the occurrence of any material breach or event of default by the Company or Purchaser under the Purchase Agreement or any other Transaction Document (as defined in the Purchase Agreement) and such failure or breach shall not have been remedied within the applicable cure period provided for therein, if any;

(iii) the Company shall commence a voluntary case under the United States Bankruptcy Code as now or hereafter in effect or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Company under the Bankruptcy Code and the Company fails to pursue dismissal of the case within sixty (60) days after commencement of the case; or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or there is commenced against the Company any such proceeding and the Company fails to pursue dismissal of the case within sixty (60) days after commencement of the case; or the Company suffers any appointment of any custodian or the like for it or any substantial part of its property and the Company fails to pursue dismissal of the custodian within sixty (60) days after the appointment; or the Company makes a general assignment for the benefit of creditors; or any corporate or other action is taken by the Company for the purpose of effecting any of the foregoing.

SECTION VI

MISCELLANEOUS

6.1 Fees and Expenses. Except as set forth in this Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Shares pursuant hereto. The Purchaser shall be responsible for any taxes payable by the Purchaser that may arise as a result of the investment hereunder or the transactions contemplated by this Agreement or any other Transaction Document. The Company shall pay all costs, expenses, fees and all taxes incident to and in connection with: (A) the issuance and delivery of the Shares, (B) the exemption from registration of the Shares for offer and sale to the Purchaser under the securities or Blue Sky laws of the applicable jurisdictions, if required, and (C) the preparation of certificates for the Shares (including, without limitation, printing and engraving thereof), and (D) all fees and expenses of counsel and accountants of the Company.

6.2 Entire Agreement. This Agreement, together with all of the Exhibits and Schedules annexed hereto, and any other Transaction Document contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters. This Agreement shall be deemed to have been drafted and negotiated by both parties hereto and no presumptions as to interpretation, construction or enforceability shall be made by or against either party in such regard.

6.3 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given upon email transmission (with written transmission confirmation report) at the number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) whichever shall first occur. The addresses for such communications shall be:

If to the Purchaser:

With copies to:

If to the Company

With copies to:

or such other address as may be designated hereafter by notice given pursuant to the terms of this Section 6.3.

6.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Purchaser, or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

6.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

6.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

6.7 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

6.8 Governing Law; Venue; Service of Process. The parties hereto acknowledge that the transactions contemplated by this Agreement and the exhibits hereto bear a reasonable relation to the State of Delaware. The parties hereto agree that the internal laws of the State of Delaware shall govern this Agreement and the exhibits hereto, including, but not limited to, all issues related to usury.

6.9 Survival. The representations and warranties of the Company and the Purchaser contained in Section III and the agreements and covenants of the parties contained in Section IV and this Section VI shall survive the Closing.

6.10 Counterpart Signatures. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

6.11 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.12 Limitation of Remedies. Notwithstanding anything to the contrary contained in this Agreement, with respect to claims by the Company or any person acting by or through the Company, or by the Purchaser or any person acting through the Purchaser, for remedies at law or at equity relating to or arising out of a breach of this Agreement, liability, if any, shall, in no event, include loss of profits or incidental, indirect, exemplary, punitive, special or consequential damages of any kind.

[*SIGNATURE PAGE FOLLOWS*]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first indicated above.

Purchaser:

Newpoint Financial Corp

NEWPOINT FINANCIAL CORP.

By: [signature]
Name: KEITH DAVID BEERMEYER
Title: CEO

Company:
Citadel Risk Holdings, Inc.

By: [signature]
Name: Anthony WELLER
Title: Director

Exhibit A

**CERTIFICATE OF AMENDMENT
TO THE CERTIFICATE OF INCORPORATION
OF
CITADEL RISK HOLDINGS, INC.**

1. **NAME**. The name of the corporation is CITADEL RISK HOLDINGS, INC. (the "Corporation").

2. **TEXT OF AMENDMENT.** The fourth article of the Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

Fourth
Authorized Shares of Stock

Section 1. Number of Shares. The Corporation is authorized to issue a total of 10,120,000 shares of stock, divided into the following classes: (a) One hundred twenty thousand (120,000) shares of Class A Common Stock, with par value of one dollar ($1.00); and (b) 10,000,000 shares of Class B Stock without par value.

Section 2. Terms of Class A Common Stock. The Class A Common Stock shall have the following rights, restrictions, limitations and preferences:

(a). No Preference. None of the shares of Class A Common Stock shall be entitled to any preference, and each share of Class A Common Stock shall be equal to every other share of Class A Common Stock in every respect.

(b). Dividends. Dividends on the shares of Class A Common Stock may be declared and paid, but only when and as determined by the Board of Directors. Shares of Class A Common Stock shall share equally as to any dividends declared.

(c). Rights on Liquidation. On any liquidation, dissolution or winding up of the Corporation, after there shall have paid to or set aside for the holders of any shares having priority over the Class A Common Stock the full preferential amounts, if any, to which they are respectively entitled, the holders of the Class A Common Stock shall be entitled to receive pro rata all the remaining assets of the Corporation available for distribution to holders of its capital stock in accordance with Section 4(f).

(d). Voting. Each shareholder of Class A Common Stock shall have the right to one (1) vote for each share of Class A Common Stock standing in his or her name on the books of the Corporation on each matter submitted to a vote at any meeting of the shareholders.

(e) Board of Directors. The holder or holders of the Class B stock shall have the right to appoint one (1) person as a member of the Board of Directors ("Board"), which designee shall be elected to the Board by the holders of the Class A Common Stock. The holder or holders of the Class B stock shall provide a designated representative(s) by providing written notice to the Board and shall be required to all provide prior written notice in the event of any changes to the designated representative(s).

Section 3. Terms of Class B Stock. Ten million (10,000,000) shares of the stock of the Corporation shall be designated as Class B Stock (the "Class B Stock") and the stated value of the Class B Stock shall be U.S. $1.00 per share (the "Stated Value"). The rights, preferences, privileges and restrictions granted to and imposed on the Class B Stock are set forth in Section 4 of this Fourth article.

Section 4. Terms of Class B Stock. The Class B Stock shall have the rights, restrictions, limitations and preferences set forth in this Section 4.

(a). Certain Definitions. For purposes of this Section 4, the following terms have the meanings specified or referred to in this Section 4(a):

(i) *"Closing"* means the date of closing under the Purchase Agreement (defined below).

(ii). *"Purchase Agreement"* means the Stock Purchase Agreement dated August 20, 2021, by and between the Corporation and Newpoint Financial Corp (the "Purchaser").

(b-d) [Intentionally Left Blank]

(e) Redemption.

(i) The holders of the Class B Stock may redeem shares of Class B Stock in whole or in part at the Redemption Price as such term is defined in the Purchase Agreement, provided, however, that any such redemption may only occur to the extent the holders of the Class B Stock or their affiliates subscribe for and purchase at the time of a redemption Class A Common Stock or other common shares issued by the Corporation for total consideration equal to or exceeding the amount paid for the redemption then made..

(ii). Shares of Class B Stock which have been redeemed shall be deemed retired and shall thereafter resume the status of authorized and unissued shares of Class B Stock.

(ii). No redemption shall be made and no sum set aside for such redemption at any time that the terms or provisions of any indenture or agreement of the Corporation, including any agreement relating to indebtedness, specifically prohibits such redemption or setting aside or provides that such redemption or setting aside would constitute a breach or default thereunder (after notice or lapse of time or both), except with the written consent of the lender or other parties to said agreement as the case may be.

(iii). If any redemption shall at any time be prohibited by any applicable law, including the insurance laws of the State of New Jersey, the same shall be deferred until such time as the redemption can occur in full compliance with such law.

(iv). Whenever the Corporation is obligated to redeem Class B Stock, and the redemption price is not paid by the tenth (10th) business day after the redemption price is due and payable, the Corporation shall thereafter pay interest on the unpaid portion of the redemption price at the rate of ten percent (10%) per annum, until the redemption price is paid in full.

(v). Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of any Class B Stock certificate(s) and (ii) (y) in the case of loss, theft or destruction, of indemnity (without any bond or other security) reasonably satisfactory to the Corporation, or (z) in the case of mutilation, upon surrender and cancellation of the Class B Stock certificate(s), the Corporation shall execute and deliver new Class B Stock certificate(s) of like tenor and date..

(vii). The remedies provided in this Section 4 shall be cumulative and in addition to all other remedies available under these Articles, at law or in equity (including a decree of specific performance and/or other injunctive relief), but not in addition to rights under the Purchase Agreement, and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Corporation to comply with the terms of this Section 4. The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of Class B Stock and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees, in the event of any such breach or threatened breach, that the holders of Class B Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(f). Rank. The Class B Stock shall, as to redemptions, and the distribution of assets upon liquidation, dissolution or winding up of the Corporation, rank (i) prior to the Corporation's Class A Common Stock; (ii) prior to any class or series of capital stock of the Corporation hereafter created that, by its terms, ranks junior to the Class B Stock ("Junior Securities"); (iii) junior to any class or series of capital stock of the Corporation hereafter created (with the consent of the holders of a majority of the outstanding Class B Stock) which by its terms ranks senior to the Class B Stock ("Senior Securities"); and (iv) pari passu with any other series of stock of the Corporation hereafter created (with the consent of the holders of a majority of the outstanding Class B Stock) which by its terms ranks on a parity ("Pari Passu Securities") with the Class B Stock.

(g). Liquidation Preference.

(i). In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Class B Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, before any payment shall be made to the holders of Class A Common Stock or any other Junior Shares, an amount equal to the Purchase Price. A merger, acquisition or sale of all, or substantially all, of the assets of the Corporation in which the shareholders of the Corporation immediately prior to such event do not own a majority of the shares of the surviving corporation will be deemed to be a liquidation for the purposes of this Liquidation Preference. This Liquidation Preference will not apply in the instance where without such liquidation preference the liquidation of the Corporation would yield proceeds to the holders of Class B Stock in excess of three (3) times the Purchase Price of the Class B Stock.

(ii). After the payment of all preferential amounts required to be paid to the holders of any class or series of stock of the Corporation ranking on liquidation prior and in preference to the Class B Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Class B Stock, upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Class A Common Stock or any other Junior Shares then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its shareholders.

(h). Voting Rights. The Holders of the Class B Stock have no voting power whatsoever with the exception of the rights granted pursuant to Section 4(i) Consent.

(i) Consent. The consent of the holders of at least two thirds of the outstanding Class B Stock (voting as a single class) shall be required for any action that (i) effects a merger or sale of the Corporation, (ii) changes the rights, preferences, or privileges of any series of stock, (iii) increases or decreases the authorized number of shares of any series of stock, (iv) increases the number of directors to more than seven, (v) creates a new class of stock or shares with a preference over or parity with the Class B Stock with respect to voting, dividends, redemption or upon liquidation, (vi) redeems or repurchases any shares of the Class A Common Stock, (vii) amends the Corporation's Certificate of Incorporation or bylaws, or (viii) pays cash dividends on the Corporation's Class A Common Stock.

(j) Information Rights. If a holder of Class B Stock continues to hold twenty five percent (25%) of the Class B Stock, the Corporation will deliver to such holder annual and quarterly financial statements. The information rights obligation conferred upon the Corporation pursuant to this section will

terminate at such time the Corporation consummates an initial public offering or becomes subject to the reporting requirements of the Securities Act of 1934.

(k) Co-Sale Rights. If at any time prior to an initial public offering a holder of the Corporation's common stock seeks to sell his shares to a party other than the Corporation, the holders of the Class B Stock will have the same right to participate in the transaction at the same terms and conditions as the selling shareholder on a pro-rata basis.

3. **BOARD ACTION**. The Board of Directors of the Corporation unanimously approved this Certificate of Amendment pursuant to unanimous written consent resolutions executed on ___________ and directed that the Certificate of Amendment be submitted to a vote of the shareholders of the Corporation.

4. **SHAREHOLDER ACTION**. On ______________ this Certificate of Amendment was approved by the unanimous written consent of the Directors of the Corporation.

IN WITNESS WHEREOF, the undersigned executes this Certificate of Amendment to the Certificate of Incorporation of the Corporation and certifies to the truth of the facts herein stated this ____ day of ________, 2021.

CITADEL RISK HOLDINGS, INC.

By: ____

Exhibit B

Demand Promissory Notes and Security Agreement

AMENDMENT TO CLASS B STOCK PURCHASE AGREEMENT

This AMENDMENT TO CLASS B STOCK PURCHASE AGREEMENT (this "Amendment") is made and entered into as of October 1, 2021, between Citadel Risk Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware, registered at 1011 Route 22, Suite 102, Bridgewater, NJ 08807 (the "Company"), and Newpoint Financial Corp, a corporation organized and existing under the laws of the State of Delaware, registered at 100 Pearl Street, #265, Hartford, CT 06103 (the "Purchaser").

WHEREAS, the Company and the Purchaser entered into that certain Class B Stock Purchase Agreement dated as of August 20, 2021 (the "Agreement"), pursuant to which the Company agreed to issue and sell to the Purchaser and the Purchaser agreed to acquire from the Company Ten million (10,000,000) shares of the Company's Class B Stock, (the "Class B Stock"), with a Stated Value of one dollar ($1.00) per share, for a total purchase price of ten million dollars ($10,000,000.00); and

WHEREAS, the Company and Purchaser wish to modify certain terms of the Agreement as described herein;

NOW THEREFORE, in consideration of the foregoing and in further consideration of the mutual covenants and promises hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

1. Amendment and Restatement. The Agreement is hereby amended and restated in accordance with the terms and conditions of the Amended and Restated Class B Stock Purchase Agreement attached hereto.

2. No Other Modifications. Except as amended by this Amendment, the terms, covenants, and conditions of the Agreement shall remain the same and are hereby ratified, confirmed, and approved.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first indicated above.

NEWPOINT FINANCIAL CO

Purchaser:
Newpoint Financial Corp
By: Keith D. Berkmeyer
Name: KEITH DAVID BERKMEYER
Title: CEO.
Company:
Citadel Risk Holdings, Inc.
By: [signature]
Name: Anthony WELLER
Title: DIRECTOR